Exhibit 4.4

Incorporated Under the Laws of the State of Maryland

NUMBER SHARES

7.375% SERIES C CUMULATIVE REDEEMABLE PREFERRED STOCK

7.375% SERIES C CUMULATIVE REDEEMABLE PREFERRED STOCK

CUSIP637417502

SUBJECT TO TRANSFER RESTRICTIONS - SEE LEGEND ON REVERSE -

SEE REVERSE FOR CERTAIN DEFINITIONS

National Retail Properties, Inc.

This Certifies that

is the owner of

SPECIMEN

FULLY PAID AND NON-ASSESSABLE SHARES OF 7.375% SERIES C CUMULATIVE REDEEMABLE PREFERRED STOCK OF THE

PAR VALUE OF $.01 EACH OF

National Retail Properties, Inc., transferable on the books of the Corporation by the holder hereof in person, or by duly authorized attorney upon surrender of the Certificate properly endorsed. This Certificate is not valid under countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of the duly authorized officers.

Dated

CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:

AMERICAN STOCK TRANSFER & TRUST COMPANY

(NEW YORK, NY) TRANSFER AGENT AND REGISTRAR

EXECUTIVE VICE PRESIDENT/CFO & TREASURER

AUTHORIZED SIGNATURE

(c) 1999 CORPEX BANKNOTE CO., BAY SHORE N.Y.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common UNIF GIFT MIN ACT - ...... Custodian ........

(Cust) (Minor)

TEN ENT - as tenants by the entireties under Uniform Gifts to Minors

Act .......................

JT TEN - as joint tenants with right of (State)

survivorship and not as tenants

in common

Additional abbreviations may also be used though not in the above list

For value received              hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITIY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said Shares on the books of the within named Corporation with full power of subsititution in the premises.

Dated

In presence of

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMNET OR ANY CHANGE WHATEVER.

NATIONAL RETAIL PROPERTIES, INC.

The Corporation will furnish to any stockholder on request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, or the differences in the relative rights and preferences between the shares of each series of a class in series which the Corporation is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of subsequent series or classes. Such request may be made to the Secretary of the Corporation or to its transfer agent.

The securities represented by this certificate are subject to restrictions on transfer for the purpose of maintenance of the Corporation’s status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”). Except as otherwise provided pursuant to the Charter of the Corporation, no Person may (i) Beneficially or Constructively Own shares of Common Stock in excess of 9.8 percent of the Value of the outstanding shares of Common Stock of the Corporation; or (ii) Beneficially Own Common Stock which would result in the Corporation being “closely held” under Section 856(h) of the Code or otherwise would cause the Corporation to fail to qualify as a REIT. Any Person who attempts or proposes to Beneficially or Constructively Own shares of Common Stock in excess of the above limitations must notify the Corporation in writing at least fifteen (15) days prior to the proposed or attempted transfer. If the transfer restrictions referred to herein are violated, the shares of Common Stock represented hereby automatically will be exchanged for shares of Excess Stock and will be held in trust by the Corporation, all as provided in the Charter of the Corporation. All capitalized terms in this legend have the meanings identified in the Corporation’s Charter, as the same may be amended or restated from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests.